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                           C & F FINANCIAL CORPORATION
                                  P.O. Box 391
                              West Point, VA 23181


PRESS RELEASE -- FOR IMMEDIATE RELEASE

FEBRUARY 20, 1997

CONTACT:          BRAD E. SCHWARTZ
                  (804) 843-2360





                   C&F FINANCIAL CORPORATION DECLARES DIVIDEND


[WEST POINT] - The directors of C&F Financial Corporation declared a cash dividend at their February board meeting. A regular quarterly dividend of $.16 per share is payable April 1, 1997, to shareholders of record on February 18, 1997.

     The C&F Financial Corporation family of companies includes Citizens and Farmers Bank, C&F Mortgage Corporation, and C&F Investment Services, Inc. C&F Financial Corporation common stock is traded on the over-the-counter market.